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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                          13-3447441
 -----------------------                               ------------------
 (State of incorporation                                 (IRS Employer
     or organization)                                  Identification No.)

                            3 World Financial Center,
                            New York, New York 10285
                    ----------------------------------------
                    (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-58390.

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                           Name Of Each Exchange On Which
Be So Registered                                 Each Class Is To Be Registered
----------------------                           ------------------------------
Corporate Backed Trust Certificates,
  Goodyear Tire and Rubber Company               New York Stock Exchange, Inc.
  Series 2001-34, Class A-1

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Corporate Backed Trust Certificates, Goodyear Tire and Rubber Note-Backed Series 2001-34, Class A-1 is contained in the Prospectus, dated June 7, 2001, included in the Registrant's Registration Statement on Form S-3 (No. 333-58390) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated September 19, 2001, to be filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

     The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

     1.   Certificate of Incorporation of Lehman ABS Corporation is set forth as
          Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     2.   By-laws, as amended, of Lehman ABS Corporation are set forth as
          Exhibit 3.2 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     3. Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

     4. Form of Prospectus is attached to the Registration Statement on Form S-3 and is incorporated herein by reference.

     5. Form of Prospectus Supplement dated September 19, 2001 which was filed with the Securities and Exchange Commission on September 19, 2001, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

     6. Form of Series Supplement, dated as of September 6, 2001, which was filed with the Securities and Exchange Commission on September 25, 2001, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

     7. Form of Supplement to the Series Supplement, dated as of September 19, 2001.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  LEHMAN ABS CORPORATION
                                  (Registrant)

                                  By:  /s/  Rene Canezin
                                       --------------------------------
                                       Name: Rene Canezin
                                       Title: Senior Vice President

Date: September 19, 2001

                                   SUPPLEMENT
                                       TO
                        SERIES SUPPLEMENT, SERIES 2001-34

     THIS SUPPLEMENT, dated as of September 19, 2001 (this "Supplement"), to the Series Supplement, dated as of September 6, 2001 (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates, Series 2001-34.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:

     1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $20,860,000 of Underlying Securities and the Trust hereby issues an additional 1,825,250 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $18,252,500 and an additional amount of Class A-2 Certificates with an aggregate Certificate Principal Amount of $2,607,500 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith but the Additional Certificates shall accrue interest from September 17, 2001. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis. The Class A-2 Certificate Schedule, attached as a Schedule to the Series Supplement, is replaced by Schedule I attached hereto.

     2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

     3. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     4. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                     LEHMAN ABS CORPORATION

                                     By:
                                         --------------------------------------
                                          Name:
                                          Title:

                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                              not in its individual capacity
                                              but solely as Trustee on behalf
                                              of the Corporate Backed Trust
                                              Certificates Series, 2001-34
                                              Trust

                                     By:
                                         --------------------------------------
                                          Name:
                                          Title:

                                                                    SCHEDULE I

                         CLASS A-2 CERTIFICATE SCHEDULE

             Date Ending Balance          Value
             -------------------        --------
                   9/19/2006            $704,166
                   3/15/2007            $738,573
                   9/15/2007            $775,502
                   3/15/2008            $814,277
                   9/15/2008            $854,991
                   3/15/2009            $897,740
                   9/15/2009            $942,627
                   3/15/2010            $989,759
                   9/15/2010           $1,039,247
                   3/15/2011           $1,091,209
                   9/15/2011           $1,145,769
                   3/15/2012           $1,203,058
                   9/15/2012           $1,263,211
                   3/15/2013           $1,326,371
                   9/15/2013           $1,392,690
                   3/15/2014           $1,462,324
                   9/15/2014           $1,535,440
                   3/15/2015           $1,612,213
                   9/15/2015           $1,692,823
                   3/15/2016           $1,777,464
                   9/15/2016           $1,866,338
                   3/15/2017           $1,959,654
                   9/15/2017           $2,057,637
                   3/15/2018           $2,160,519
                   9/15/2018           $2,268,545
                   3/15/2019           $2,381,972
                   9/15/2019           $2,501,071
                   3/15/2020           $2,626,124
                   9/15/2020           $2,757,431
                   3/15/2021           $2,895,302
                   9/15/2021           $3,040,067
                   3/15/2022           $3,192,070
                   9/15/2022           $3,351,674
                   3/15/2023           $3,519,258
                   9/15/2023           $3,695,221
                   3/15/2024           $3,879,982
                   9/15/2024           $4,073,981
                   3/15/2025           $4,277,680
                   9/15/2025           $4,491,564
                   3/15/2026           $4,716,142
                   9/15/2026           $4,951,949
                   3/15/2027           $5,199,546
                   9/15/2027           $5,459,524
                   3/15/2028           $5,732,500